SUMMARY AND PROCESS

o Integration organisation determined and process defined
  o Firm-wide Integration Office/Steering Committee and
  o Divisional integration teams established/fully operational

o Management structure decided and agreed
  o Division heads plus next two levels

o Priority issues
  o People retention
  o Interim people and business transfers
  o Transaction close

NEW CSFB MANAGEMENT STRUCTURE

                                    Chairman
                                    Joe Roby

                            Chief Executive Officer
                                   Allen Wheat

Investment Banking                                   Chief Financial Officer
& Merchant Banking      Fixed Income      Equities          & FA & O
Tony James/Chuck Ward  Stephen Hester   Brady Dougan  Richard Thornburgh         Regional Chairmen

                                                                                   International
                                                                                   David Mulford
                                                Financial Services
                                                   Gates Hawn                          Europe
                                                                                    John Nelson

                                                                                    Asia/Pacific
                                                                                  Stephen Stonefield

                        OBJECTIVES OF INTEGRATION PROCESS

Overall Goals                          Success Measures

o  Retention of key employees        o Large majority of identified talent
                                       retained
--------------------------------------------------------------------------------
o  Maximum deliberate speed in       o No significant operational, legal,
   closing the deal while managing     financial or regulatory issues associated
   operational risk                    with transaction close
--------------------------------------------------------------------------------
o  Maintain/exceed pro-forma         o Realize full combined market share in
   combined market position in high    targeted products in 24-36 months,
   priority products                   expanded client lists
--------------------------------------------------------------------------------
o  Reach/exceed target goal of       o Achieve bulk of planned cost savings
   USD 1 bn annual on ongoing cost     within 12-18 months
   savings, deliver top line revenue
   assumptions
--------------------------------------------------------------------------------
o  Creation of a strong integrated   o Modified Firm committees, decision-
   culture, set of processes and       making, people development
   sense of ownership that combines  o Adoption of best-of-breed management
   the best of both firms              systems and processes
--------------------------------------------------------------------------------
o  Ensure the "engine" keeps         o No business interruptions stemming from
   running                             integration
--------------------------------------------------------------------------------

INTEGRATION PROGRESS UPDATE

o  Overall excellent progress - speed is impressive

o  Regulatory approval (Hart Scott Rodino and EU) now received

o Equities business was integrated October 10th - less than 6 weeks after deal was announced. Fixed Income integrating October 16th, Banking on ongoing basis through October

o Appointment of staff and sign up of key DLJ individuals largely completed, well ahead of schedule

o  Confirmed similarities in cultures of two firms

o  Close on November 3rd

KEY NEXT STEPS

External
--------

o Tell the story to customers of the power of the combined DLJ/CSFB-capitalize upon improved market position

o  Renew focus on transactions and generating revenue

o  Working towards achieving revenue synergies


Internal
--------

o  Quickly finish remaining staffing decisions and get new teams up and rolling

o  Ensure rapid internal communication of decisions and progress

o Finalise plans for achieving USD 750 m expense savings in 2001, USD 1 bn in 2002 and beyond